UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2008

XETA Technologies, Inc.

 (Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Information.

On October 29, 2008, the Company announced that its Board of Directors authorized a stock repurchase program under which the Company is authorized to use up to $1,000,000 to purchase shares of its outstanding common stock on the open market, in accordance with Securities and Exchange Commission rules and regulations that govern such purchases.  The Company plans to use funds from operations to finance the repurchase program.  The timing and amount of any purchases will be made as management of the Company deems appropriate based upon general market conditions and the market price of the Company’s stock, management’s assessment of the Company’s financial position and liquidity, and other relevant factors.  The program does not obligate the Company to repurchase any dollar amount or number of shares of its stock, and the program may be modified, suspended, extended or terminated at any time.

A copy of the press release announcing the repurchase program is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits

99.1—Press Release dated October 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: October 30, 2008	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer